                                                                     EXHIBIT 5.9


[SRK CONSULTING LETTERHEAD]                SRK Consulting (Canada) Inc.
                                           Suite 800 - 1066 West Hastings Street
                                           Vancouver, B.C. V6E 3X2
                                           Canada

                                           vancouver@srk.com
                                           www.srk.com

                                           Tel: 604.681.4196
                                           Fax: 604.687.5532



June 26, 2006
1CM014.005



United States Securities and Exchange Commission

VIA EDGAR

Dear Sirs/Mesdames:

Re:  MIRAMAR MINING CORPORATION (THE "COMPANY"),
     REGISTRATION STATEMENT ON FORM F-10 -- CONSENT OF EXPERT

In connection with the Company's registration statement on Form F-10, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933, as amended (the "Registration Statement"), I, E. Maritz Rykaart, on behalf of SRK Consulting (Canada) Inc. ("SRK") (formerly known as Steffen Robertson and Kirsten (Canada) Inc. and Steffen Robertson and Kirsten Consulting), hereby consent to the use of SRK's name in connection with references to SRK's involvement in the preparation of a feasibility study and the auditing of resource estimates with respect to the Hope Bay Project (the "Technical Information"), and to references to the Technical Information, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of information derived from the Technical Information in the Registration Statement.

Yours truly,

SRK CONSULTING (CANADA) INC.


[Seal]

/s/ E. Maritz Rykaart
--------------------------------
E. Maritz Rykaart, P.Eng., Ph.D.
Principal Consultant



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